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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-33025, Form S-3 No. 333-47775, Form S-3 No. 333-54251 and Form
S-8 No. 333-32809) of Quest Education Corporation and in the related Prospectuses of our report dated May 12, 2000, with respect to the consolidated financial statements and schedule of Quest Education Corporation included in this Annual Report (Form 10-K) for the year ended March 31, 2000.

                                                           /s/ ERNST & YOUNG LLP

Atlanta, Georgia
June 22, 2000